Exhibit 21.1

                       List Subsidiaries of the Registrant


Probex Fluids Recovery, Inc., a Delaware corporation

         Probex Fluids Recovery Inc. does business under the following names:

                  o        Probex Fluids Recovery, Inc.
                  o        Petroleum Products, Inc., a division of Probex Corp.
                  o Intercoastal Trading Company, Inc., a division of Probex Corp.; and
                  o Speciality Environmental Services, a division of Probex Corp.